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                                                                     Exhibit 5.2

                    [MYLAN LABORATORIES INC. LETTERHEAD]




                                                               December 15, 2005
Mylan Laboratories Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317


Re:   Mylan Laboratories Inc. and the Subsidiary Guarantors
      Listed on Schedule I hereto
      Registration Statement on Form S-4

Ladies and Gentlemen:

      I am Corporate Counsel of Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), and in such capacity have represented the Company and the subsidiary guarantors set forth on Schedule I hereto (the "Subsidiary Guarantors"), in connection with the public offering of (i) $150,000,000 aggregate principal amount of the Company's 5.750% Senior Notes due 2010 (the "2010 Exchange Notes") and (ii) $350,000,000 aggregate principal amount of the Company's 6.375% Senior Notes due 2015 (the "2015 Exchange Notes" and, together with the 2010 Exchange Notes, the "Exchange Notes"). The Indenture, dated as of July 21, 2005 (the "Indenture"), by and among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by the Subsidiary Guarantors (the "Subsidiary Guarantees") to the extent set forth in the Indenture. Pursuant to an exchange offer (the "Exchange Offer"), (i) the 2010 Exchange Notes are to be issued in exchange for a like principal amount of the issued and outstanding 5.750% Senior Notes due 2010 of the Company (the "Original 2010 Notes") and (ii) the 2015 Exchanges Notes are to be issued in exchange for a like principal amount of the issued and outstanding 6.375% Senior Notes due 2015 of the Company (the "Original 2015 Notes" and, together with the Original 2010 Notes, the "Original Notes"), in each case under the Indenture, as contemplated by the Registration Rights Agreement, dated as of July 21, 2005 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Capital Markets, Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc., PNC Capital Markets, Inc. and Sun Trust Capital Markets, Inc.
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Mylan Laboratories Inc.
December 15, 2005
Page 2


      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

      In rendering the opinions set forth herein, I, or attorneys under my supervision, have examined and relied on originals or copies of the following:

            (i) the Registration Statement on Form S-4 (File No. 333-129823) relating to the Exchange Notes and the Subsidiary Guarantees filed by the Company with the Securities and Exchange Commission (the "Commission") on November 18, 2005, as amended by Amendment No. 1 thereto filed with the Commission on the date hereof (the "Registration Statement");

            (ii)  an executed copy of the Registration Rights Agreement;

            (iii) an executed copy of the Indenture;

            (iv) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect;

            (v) the Second Amended and Restated Bylaws of the Company, as currently in effect;

            (vi) the certificate of organization, certificate of incorporation, articles of incorporation, operating agreement and the bylaws, as the case may be, as amended or restated to the date hereof, of each Subsidiary Guarantor;

            (vii) certain resolutions adopted by the Board of Directors of the
                  Company, and by an ad hoc Pricing Committee of the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

            (viii) certain resolutions adopted by the Board of Directors or the sole Member, as the case may be, of each of the Subsidiary Guarantors relating to the Exchange Offer, the Subsidiary Guarantees, the Indenture and related matters;

            (ix) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

            (x)   the form of the 2010 Exchange Notes and the 2015 Exchange
                  Notes.
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Mylan Laboratories Inc.
December 15, 2005
Page 3

      I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

      In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company and the Subsidiary Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and of each of the Subsidiary Guarantors and others and of public officials.

      I am admitted to the bar of the Commonwealth of Pennsylvania and I do not hold myself out as an expert on, or express any opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. With respect to the Subsidiary Guarantors which are incorporated under the laws of jurisdictions other than Pennsylvania, I have relied upon a review of the applicable state statutes. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

      Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

      1. The Exchange Notes have been duly authorized, executed and delivered by the Company.

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Mylan Laboratories Inc.
December 15, 2005
Page 4

      2. The Subsidiary Guarantees have been duly authorized, executed and delivered by each of the Subsidiary Guarantors.

      I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to myself under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                                     Very truly yours,

                                                     /s/ Kristin A. Kolesar

                                                     Kristin A. Kolesar
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                                   SCHEDULE I


                              SUBSIDIARY GUARANTORS

Mylan Pharmaceuticals Inc.
Milan Holding Inc.
Mylan Bertek Pharmaceuticals Inc.
Mylan Inc.
UDL Laboratories, Inc.
Mylan Technologies Inc.
Mylan International Holdings, Inc.
Mylan Caribe, Inc.
MLRE LLC
MP Air Inc.
Bertek International, Inc.